SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

                     OF THE SECURITIES EXCHANGE ACT OF 1934




         Date of report (date of earliest event reported): May 22, 2001




                        FINANCIAL INDUSTRIES CORPORATION
               (Exact name of Registrant as specified in charter)





           Texas                       0-4690                   74-2126975
(State or other jurisdiction    (Commission file number)      (I.R.S. employer
           of incorporation)                                identification no.)





                      6500 River Place Blvd., Building One
                               Austin, Texas 78730
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (512) 404-5000

Item 5.Other Events

     On May 22, 2001, Financial Industries Corporation (FIC) announced that its Board has approved a dividend policy. The policy adopted by the Board anticipates that the Company will declare and pay, on a semi-annual basis, a dividend on the common stock of the Company so as to provide to shareholders with an annualized yield of approximately 3% on the market value (based on the NASDAQ National Market quotation system). The implementation of this policy and the future declarations of dividends are subject to change depending on future circumstances.

     In its press release of May 22, 2001, the Company also stated that, as previously reported, in response to unsolicited verbal communications from a few companies that were interested in acquiring FIC, Philo Smith Capital Corporation was retained by FIC to explore the possible sale of the company. Subsequently, FIC received an indication of interest which led to further discussions with a potential purchaser. FIC has now determined not to pursue further discussions with any party that has submitted an indication of interest to acquire the company.

Exhibits.

            99.1*    -       Press Release dated May 22, 2001.

______________
* Filed herewith

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                FINANCIAL INDUSTRIES
                                                CORPORATION



Date: June 8, 2001                           By: /s/ Roy F. Mitte
                                                 Roy F. Mitte
                                                 Chairman, President and Chief
                                                 Executive Officer

                                  Exhibit 99.1




FOR MORE INFORMATION CONTACT
Robert S. Cox
512-404-5128

                        FINANCIAL INDUSTRIES CORPORATION
             ANNOUNCES SEMI-ANNUAL CASH DIVIDEND AND DIVIDEND POLICY
                            UPDATES SALE NEGOTIATIONS

AUSTIN, TEXAS -- Financial Industries Corporation (FIC) today announced that its Board of Directors has approved the payment of a semi-annual cash dividend in the amount of $.25 per common share. The dividend is payable on July 2, 2001, to record holders as of the close of business on June 18, 2001. The dividend is payable with respect to each share of common stock which is issued on the record date, except for shares owned directly by FIC.

FIC also announced that its Board has approved a dividend policy. The policy adopted by the Board anticipates that the Company will declare and pay, on a semi-annual basis, a dividend on the common stock of the Company so as to provide to shareholders with an annualized yield of approximately 3% on the market value (based on the NASDAQ National Market quotation system). The implementation of this policy and the future declarations of dividends are subject to change depending on future circumstances.

As previously reported, in response to unsolicited verbal communications from a few companies that were interested in acquiring FIC, Philo Smith Capital Corporation was retained by FIC to explore the possible sale of the company.
Subsequently, FIC received an indication of interest which led to further discussions with a potential purchaser. FIC has now determined not to pursue further discussions with any party that has submitted an indication of interest to acquire the company.

The information in this release relating to the Company's operations and financial results, future business developments, and contingencies and uncertainties constitute forward-looking statements under the Private Securities Litigation Reform Act of 1995.

The Company's NASDAQ symbol is FNIN. For more information on FIC, go to http://www.ficgroup.com on the Internet